Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Air Lease Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement (333-185378) on Form S-3 of Air Lease Corporation and to the reference to our firm under the heading “Experts” in the prospectus included therein.

/s/ KPMG LLP

San Francisco, California

November 20, 2013